US Foods Holding Corp. 8-K

Exhibit 10.3

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN

(Performance-Based Restricted Stock Unit Award)

US Foods Holding Corp. (the “Company”), pursuant to the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	David Flitman
Date of Grant:	[Insert Grant Date]
Performance Period:	With respect to 50% of the Restricted Stock Units granted (the “First Tranche”), the applicable Performance Period is the period from the Date of Grant through and including the second anniversary thereof (the “First Vesting Date”). With respect to the other 50% of the Restricted Stock Units Granted (the “Second Tranche” and, together with the First Tranche, the “Tranches”), the applicable Performance Period is the period from the Date of Grant through and including the fourth anniversary thereof (the “Second Vesting Date” and, together with the First Vesting Date, the “Vesting Dates”).
Performance Goals: Number of Restricted Stock Units:	The performance goals set forth in this Grant Notice [Insert Total No. of Shares]

Except as otherwise provided in the Plan, the Restricted Stock Unit Agreement or any other agreement between the Company or any of its Subsidiaries and the Participant, the Restricted Stock Units shall vest: (a) in the case of the First Tranche, based on the achievement of the applicable Performance Goal over the applicable Measurement Period (as defined below) and subject to the Participant’s continued service through the First Vesting Date and (b) in the case of the Second Tranche, based on the achievement of the applicable Performance Goal over the applicable Measurement Period and subject to the Participant’s continued service through the Second Vesting Date, provided, however, that, in each case, any then-outstanding Restricted Stock Units shall vest:

(i)	immediately prior to a Change in Control, if such Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, (x) without regard to the achievement of the applicable Performance Goal with respect to the First Tranche and (y) based on (and subject to) the achievement of the applicable Performance Goal over the applicable Measurement Period with respect to the Second Tranche;
(ii)	if the Participant undergoes a Termination by the Service Recipient without Cause or by the Participant for Good Reason at any time upon or following a Change in Control in which such Restricted Stock Units are continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, (x) without regard to the achievement of the applicable Performance Goal with respect to the First Tranche and (y) based on (and subject to) the achievement of the applicable Performance Goal over the applicable Measurement Period with respect to the Second Tranche;

(iii)	if the Participant undergoes a Termination prior to a Vesting Date as a result of such Participant’s death or Permanent Disability; or

(iv)	if the Participant undergoes a Termination by the Service Recipient without Cause or by the Participant for Good Reason prior to a Change in Control (a “Non-CIC Qualifying Termination”), provided, however, that (x) the number of Restricted Stock Units that shall vest in such circumstance shall be pro-rated based on the number of days during the period from the Date of Grant through the applicable Vesting Date that elapsed prior to such termination of employment; and (y) such pro-rated vesting of the First Tranche and the Second Tranche, respectively, shall be based on (and subject to) the achievement of the applicable Performance Goal over the applicable Measurement Period.

In the event that, with respect to either Tranche (other than the First Tranche under paragraphs (i) and (ii) above), the applicable Performance Goal is not achieved as of the last day of the applicable Measurement Period, such Tranche shall be forfeited without consideration.

Performance Goals:

1.	Performance Goals

Subject to the terms of the Restricted Stock Unit Agreement and the Plan, each Tranche shall vest based on achievement of the applicable Performance Goal set forth in the table below. For each Tranche, the applicable Performance Goal shall be deemed achieved if the Share Price equals or exceeds such Performance Goal on any 30 consecutive trading days during the applicable Measurement Period.

Performance Goal
First Tranche	$40
Second Tranche	$55

2.	Definitions
a.	“Share Price” means, with respect to any trading day, the closing price of a share of Common Stock on the New York Stock Exchange on such day.
b.	“Measurement Period” shall mean, with respect to either Tranche, the applicable Performance Period; provided, however, that (i) if there is a Change in Control prior to the applicable Vesting Date, the Measurement Period will instead end on the date of the Change in Control and (ii) if, prior to a Change in Control, the Participant undergoes a Termination prior to the applicable Vesting Date as a result of such Participant’s death or Permanent Disability or as a result of a Non-CIC Qualifying Termination, the Measurement Period will instead end on the date of such Termination; provided, further, that with respect to a Non-CIC Qualifying Termination, the Measurement Period for the Second Tranche will instead end 30 days following the date of such Termination.

*     *     *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

US FOODS HOLDING CORP.		PARTICIPANT

By:
Name:	David Works
Title:	Executive Vice President,
Chief Human Resources Officer

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), US Foods Holding Corp. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice.

1.             Grant of Restricted Stock Units. The Company hereby grants to the Participant the target number of Restricted Stock Units provided in the Grant Notice.

2.             Vesting. Subject to the terms and conditions set forth in the Grant Notice, this Restricted Stock Unit Agreement and the Plan, the Restricted Stock Units shall vest based on (i) the achievement of the Performance Goals set forth in the Grant Notice during the Measurement Periods set forth in the Grant Notice and (ii) except as otherwise provided in the Grant Notice, the Participant’s continuous employment through the applicable Vesting Date. Attainment of the Performance Goals shall be determined and certified by the Committee in writing prior to the vesting of any Restricted Stock Units; provided that, in the event any Restricted Stock Units vest in connection with the Participant’s Termination, as set forth in the Grant Notice, such determination and certification shall occur no later than sixty (60) days following such Termination.

3.             Settlement of Restricted Stock Units. The Restricted Stock Units, to the extent vested, shall be settled in Common Stock within sixty (60) days following the applicable Vesting Date or, if earlier, within sixty (60) days following (a) the date of a Change in Control to the extent applicable under paragraph (i) of the Grant Notice or (b) if the Restricted Stock Units vest in connection with the Participant’s Termination under paragraph (ii), (iii) or (iv) of the Grant Notice, the Participant’s Termination and subject to Section 13(u) of the Plan, to the extent applicable.

4.             Treatment of Restricted Stock Units upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5.             Definitions.

(a)                The terms “Cause”, “Good Reason” and “Permanent Disability” as used in the Grant Notice or in this Restricted Stock Unit Agreement shall have the meanings set forth in the Executive Severance Agreement, dated as of November 22, 2022, between the Participant and the Company.

(b)                The term “Company” as used in this Restricted Stock Unit Agreement with reference to the Participant’s employment and the definitions herein shall include the Company and its Subsidiaries.

(c)                Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.                   Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

7.                   Dividend Equivalent Payments. The Participant shall be eligible to receive dividend equivalents pursuant to the provisions of Sections 9(d)(ii) and 13(c) of the Plan.

8.                   Tax Withholding. The provisions of Section 13(d)(i) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability referred to in Section 13(d)(i) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless the Participant elects a higher withholding rate and the Committee determines that such higher withholding rate will not result in adverse accounting consequences.

9.                   Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10.               No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

11.               Binding Effect. This Restricted Stock Unit Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, administrators and successors of the parties hereto.

12.               Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13.               Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

14.               Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.

15.               Compliance With Section 409A of the Code. The Award governed hereby is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Restricted Stock Unit Agreement provides for the Award to become vested and be settled upon the Participant’s Termination, the applicable shares of Common Stock shall be transferred to the Participant or his or her beneficiary upon the Participant’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to the Participant or his or her beneficiary upon the earlier to occur of (i) the six (6)-month anniversary of such separation from service and (ii) the date of the Participant’s death.